UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 29, 2015 (September 25, 2015)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

The information provided in Item 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Comstock Holding Companies, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Amendment”), to effect a 1-for-7 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of Class A common stock and Class B common stock (together, the “Common Stock”) and to proportionately decrease the number of authorized shares of Common Stock, effective as of 5:00 p.m. Eastern Time on September 25, 2015 (the “Effective Time”). A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Company previously announced that the Company’s Board of Directors had authorized the Reverse Stock Split subject to stockholder approval and that the Company’s stockholders had approved the Reverse Stock Split.

At the Effective Time, every seven shares of Class A common stock and Class B common stock issued and outstanding were automatically combined into one issued and outstanding share of Class A common stock or Class B common stock, respectively, with no change to the par value per share. Additionally, the number of authorized shares of Class A common stock was reduced from 77,266,500 shares to 11,038,071 shares and the number of authorized shares of Class B common stock was reduced from 2,733,500 shares to 390,500 shares.

The Company’s Class A common stock continued trading on The Nasdaq Capital Market on a post-split basis on September 28, 2015 (the trading day immediately after the date of the Effective Time) under the trading symbol “CHCI.” The new CUSIP number for the Company’s Class A common stock is 205684 202.

The Reverse Stock Split proportionately affects all issued and outstanding shares of Common Stock, as well as the number of shares of Class A common stock available for issuance under the Company’s Amended and Restated 2004 Long-Term Incentive Compensation Plan. In addition, the Reverse Stock Split reduces proportionately the number of shares of Common Stock issuable upon the exercise of stock options, warrants and unvested restricted shares outstanding, as of the Effective Time. As a result, each stockholder’s percentage ownership interest and proportional voting power remains unchanged and the rights and privileges of the holders of the Common Stock are unaffected (except for de minimis changes as a result of the elimination of fractional shares).

Stockholders will not receive fractional post-reverse split shares in connection with the Reverse Stock Split. Instead, holders of Class A common stock who would otherwise be entitled to receive a fractional share will instead receive a cash payment based on the closing price of the Class A common stock on September 25, 2015.

A copy of the press release announcing the Reverse Stock Split is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on September 23, 2015.

99.1	Press Release of the Company, dated September 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2015

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer

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